                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 12, 1995





                                ADAC LABORATORIES
        ----------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER.)





    CALIFORNIA                              0-9428                               94-1725806
    ----------                              ------                               ----------
 (STATE OR OTHER                   (COMMISSION FILE NUMBER)                    (IRS EMPLOYER
 JURISDICTION OF                                                               IDENTIFICATION
  INCORPORATION)                                                                  NUMBER)




                  540 ALDER DRIVE, MILPITAS, CALIFORNIA                              95035
               -------------------------------------------                           -----
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (408) 945-2990
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                               ADAC LABORATORIES
                                   REPORT ON
                                    FORM 8-K

                                 JULY 12, 1995




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On July 12, 1995, ADAC Laboratories ("ADAC") completed a series of transactions with Community Health Computing Corp., a Delaware corporation ("CHC"), including the purchase of 4,000,000 shares of Series A Preferred Stock of CHC pursuant to the terms of a First Amended Series A Preferred Stock Purchase Agreement. The total cost of the acquisition to ADAC was approximately $16.5 million, plus expenses of approximately $1.9 million. The purchase price paid by ADAC for the Series A Preferred Stock consisted of the forgiveness by ADAC of certain obligations of CHC and its wholly-owned subsidiary, Community Health Computing, Inc. ("CHCI"), of approximately $4,000,000 of principal and interest owed to ADAC under a Post-Petition Financing Agreement. As of the closing of such transaction, ADAC became the sole stockholder of CHC.

                 CHC is located in Houston, Texas, and (with its wholly-owned subsidiary) develops and markets products for the laboratory and radiology information systems markets.

                 The source of funds used for the transactions with CHC was from ADAC's working capital, including available funds under ADAC's existing bank credit line.

                 There has been no material relationship between any of the officers, directors or principal shareholders of ADAC, on the one hand, and CHC and its principal shareholders, on the other hand. ADAC has, however, prior to the closing of these transactions, been a creditor of CHC, having made certain pre-petition and post-petition loans to CHC just prior to and following its filing of a petition under Chapter 11 of the federal bankruptcy laws. All prior shares of CHC were cancelled in connection with CHC's bankruptcy proceedings.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                 It is impracticable to file the required financial statements for the acquired business at the present time. Registrant expects to file the required financial statements under cover of Form 8-K/A as soon as practicable, but in any event within sixty (60) days of the due date of this Report on Form 8-K.

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                 (B)      PRO FORMA FINANCIAL INFORMATION.

                 The pro forma financial information required pursuant to this
Item 7(b) will also be filed under cover of Form 8-K/A as soon as practicable, but in any event within sixty (60) days of the due date of this Report on Form 8-K.

                 (C)      EXHIBITS.

                 99.1 First Amended Series A Preferred Stock Purchase Agreement, dated February 24, 1995, among ADAC Laboratories, Community Health Computing Corp., and Community Health Computing, Inc.

                 99.2 Promissory Notes, Security Agreements and Modification of Loan Agreements, dated July 12, 1995.

                 99.3 Press Release, dated July 13, 1995, issued by the Registrant.
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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATED:  July 26, 1995


                                             ADAC LABORATORIES


                                             By /s/ DENNIS MAHONEY
                                               ------------------------------
                                                    Dennis Mahoney,
                                                    Chief Financial Officer